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                                                                    Exhibit 2.12


                                 WPP Group plc
                                27 Farm Street
                                 London W1X6RD
                                    England


                                                            June 27, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20037

Dear Sir or Madam:

     In June 2001, WPP Group plc (the "Company") issued Euro 1 billion of bonds, consisting of Euro 650 million at 6% due June 2008 and Euro 350 million at 5.125% due June 2004 (collectively, the "Euro Bonds").

     The Company hereby agrees, pursuant to instruction 2(b)(i) to the Exhibits to Form 20-F, to furnish the Securities and Exchange Commission with a copy of the instruments relating to the Euro Bonds upon request.

                                         Very truly yours,

                                         WPP GROUP PLC


                                         By: /s/ Paul Richardson
                                            -----------------------
                                             Paul Richardson
                                             Group Finance Director